Saguaro Resources Inc.
Unaudited Pro Forma Financial Statements
As of December 31, 2010
And
For the Year Ended December 31, 2010 and the Year Ended December 31, 2009

As the transaction is a reverse recapitalization in which the shareholders of InspireMD obtained the majority of the issued and outstanding share after the transaction. Accordingly,  the following unaudited pro forma consolidated financial statements (“pro forma statements”) give effect to the acquisition by InspireMD Ltd. ("Inspire")  of Saguaro Resources, Inc. (“Saguaro”)  based on the estimates and assumptions set forth herein and in the notes to such statements.

In December 2010, Saguaro and Inspire entered into a Merger Agreement (the “Agreement”).

The Agreement provides for the merger of Inspire and Saguaro, whereby the shareholders of Inspire will receive ordinary shares of Saguaro in exchange for their ordinary shares of Inspire. 100% of Inspire's shareholders exchanged their ordinary shares of Inspire.

The following unaudited pro forma financial information gives effect to the above transaction. The unaudited pro forma financial information was based on (1) Saguaro unaudited historical financial statements included in its Quarterly Report on Form 10-Q for quarterly period ended December 31, 2010, its Quarterly Report on Form 10-Q for quarterly period ended December 31, 2009, its general ledger for the year ended December 31, 2009 and (2) Inspire’s audited historical consolidated financial statements for the year ended December 31, 2009 and Inspire’s audited balance sheet as of December 31, 2010 and the audited statement of operations for the year ended December 31, 2010, attached to this Current Report on Form 8-K. The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of Inspire and Saguaro.

The unaudited pro forma statements of operations for the year ended December 31, 2009 and the year ended December 31, 2010 combine the historical consolidated statements of operations of Inspire and Saguaro, giving effect to the recapitalization transaction, as if it had occurred on January 1, 2009. The unaudited pro forma balance sheet combines the historical consolidated balance sheets at December 31, 2010 of Inspire and Saguaro, giving effect to the recapitalization transaction as if it had occurred on December 31, 2010.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of the future operating results of financial position of the consolidated companies.

Saguaro Resources Inc.
 Unaudited Pro Forma Financial Statements
As of December 31, 2010
And
For the Year Ended December 31, 2010 and the Year Ended December 31, 2009

Pursuant to the terms and conditions of the Agreement:

·	Immediately following the Share Exchange, the assets and liabilities of Saguaro that existed prior to the Share Exchange were disposed.

·
At the closing of the Merger, each share of Inspire’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 8.116 shares of Saguaro’s common stock. As of December 31, 2010, 50,666,667 shares of Saguaro’s common stock, which represents  80% of the shell common stock, were issued to the holders of Inspire’s common stock.

·
Immediately following the closing of the Merger, $0.58 million of convertible loan in Inspire (the “convertible loan”), plus $88 thousands unpaid accrued interest, were converted into Saguaro’s 445,060 common stock and 222,530 warrants. The remaining $1 million will be repaid at May 15, 2011.

·
In connection with the closing of the Merger, Saguaro issued a private placement (the “Private Placement”) of approximately $9million , consisting of an aggregate of 6,009,000 shares of Saguaro’s common stock at $1.5 per share. In respect with the private placement, Saguaro committed to commissions and fees of $513,404. Saguaro's also issued the investors and the placement agent five-year warrants to purchase up to an aggregate of 3,391,740 shares of common stock at an exercise price of $1.80 per share.
In connection with the Share Exchange, Saguaro issued to certain consultants in consideration for consulting services three-year warrants to purchase up to an aggregate of 2,500,000 shares of common stock.
·
·In connection with the Share Exchange, Saguaro also entered into a stock escrow agreement with certain stockholders and Grushko & Mittman, P.C. (the “Stock Escrow Agent”), pursuant to which these stockholders deposited 1,500,000 shares of common stock held by them with the Stock Escrow Agent, which shares shall be released to Saguaro for cancellation or surrender to an entity designated by Saguaro should Saguaro record at least $10 million in consolidated revenue, as certified by the Saguaro’s independent auditors, during the first 12 months following the closing of the Private Placement, yet fail, after a good faith effort, to have the Saguaro’s common stock approved for listing on a national securities exchange. On the other hand, should the Saguaro fail to record at least $10 million in consolidated revenue during the first 12 months following the closing of the Private Placement or have its common stock listed on a national securities exchange within 12 months following the closing on the Private Placement, these escrowed shares shall be released back to the stockholders.

Saguaro Resources Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2010
U.S. dollars in thousands

	Inspire MD Ltd	Saguaro Resources Inc.	Recapitalization transaction adjustments (1)	Equity transaction adjustments (2)	Consolidated
Assets
Current Assets
Cash and cash equivalents	$636	$-		(a)$8,475	$9,111
Restricted cash	250				250
Accounts receivable:
Trade	852				852
Other	75				75
Prepaid expenses	3				3
Inventory:
On consignment	371				371
Other	1,704				1,704
Total Current Assets	3,891	-		8,475	12,366
FUNDS IN RESPECT OF EMPLOYEE RIGHTS UPON
RETIREMENT	167				167
PROPERTY AND EQUIPMENT, NET	282				282
DEFERRED DEBT ISSUANCE COSTS	15				15
Total Assets	$4,355	$-		8,475	$12,830

Current Liabilities
Current maturities of long-term loans	$355				$355
Accounts payable and accruals :
Trade	1,103				1,103
Other	1,509	$10	(d)$(10)		1,509
Advanced payment from customers	559				559
Loans from shareholders	20				20
Deferred revenues	398				398
Total Current Liabilities	3,944	10	(10)		3,944
Long Term Liabilities
Long term loan	75				75
Liability for employee rights upon retirement	206				206
Convertible loan	1,044			(b)(c)(44)	1,000
T o t a l long term liabilities	1,325	-		(44)	1,281
Total Liabilities	5,269	10		(44)	5,225
Capital Deficiency
Share capital	16	*	(a)(c)(11)	(a)(b)1	6
Additional paid-in capital	21,046	32	(a)(b)(c)(d)(21)	(a)(b)9,141	30,198
Accumulated deficit	(21,976)	(42)	(b)42	(c)(623)	(22,599)
Total Capital Deficiency	(914)	(10)	10	8,519	7,605
Total Liabilities Less Capital Deficiency	$4,355	$-	$-	$8,475	$12,830

Saguaro Resources Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2010

(1)	Recapitalization transaction adjustments:

a)	Adjustment to reflect change in par value of Inspire common stock to $0.0001 from $0.0025 for 6,242,754 shares.

b)	Elimination of Saguaro’s accumulated deficit.

c)	Adjustment to reflect the reclassification within equity to present the exchange of shares in the Merger with a resulting 50,666,667 ordinary shares outstanding.

d) Reflect the disposal of Saguaro's liabilities prior to the share exchange.

(2)	Equity transaction adjustments:

(a)	Reflect an investment round with minimum gross proceeds of $9,014 thousands in consideration of 6,009,000 ordinary shares and 3,004,500 warrants, net of issuance costs of $538 thousands.

(b)
Reflect convertion of $0.58 million of convertible loan in Inspire (the “convertible loan”), including $88 accrued interest into 445,060 shares (as of December 31, 2010) of Saguaro’s common stock and warrants, with the same terms as described in (2)(a).

(c)	Adjustment to reflect the value of the convertible loan to fair value at conversion date.

Saguaro Resources Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2010
U.S. dollars in thousands, except per share data

	InspireMD Ltd	Saguaro Resources Inc.	Adjustments	Consolidated
Revenues	$4,949			$4,949
Cost of Revenues	2,696			2,696
Gross Profit (Loss)	2,253			2,253
Research and Development expenses, net	1,338			1,338
Selling and marketing expenses	1,236			1,236
General and administrative expenses	2,898	$14		2,912
Operating Loss	(3,219)	(14)		(3,233)
Financial expenses, net	(154)		(1)$(29)	(183)
Other expenses		9		9
Loss before tax expenses	(3,373)	(23)	(29)	(3,425)
Tax expenses	47			47
Loss for the period	$(3,420)	$(23)	$(29)	$(3,472)
LOSS PER SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS
Basic and diluted	$(0.56)			$(0.06)
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES USED IN COMPUTING LOSS PER SHARE
Basic and diluted	6,066,279			(2)60,824,193

(1)	Elimination of interest expenses related to Inspire's convertible loans.

(2)
The weighted average number of ordinary shares is based on Inspire's ordinary shares outstanding during the period multiplied by the exchange ratio established in the transaction, plus weighted average number of ordinary shares that have been issued in the transaction.

Saguaro Resources Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2009
U.S. dollars in thousands, except per share data

	InspireMD Ltd	Saguaro Resources Inc.	Adjustments	Consolidated
Revenues	$3,411			$3,411
Cost of Revenues	2,291			2,291
Gross Profit	1,120			1,120
Research and Development expenses, net	1,330			1,330
Selling and marketing expenses	1,040			1,040
General and administrative expenses	1,467	$10		1,477
Operating Loss	(2,717)	(10)		(2,727)
Financial income, net	40			40
Loss before tax expenses	(2,677)	(10)		(2,687)
Tax expenses	47			47
Loss for the year	$(2,724)	$(10)		$(2,734)
LOSS PER SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS
Basic and diluted	$(0.46)			$(0.05)
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES USED IN COMPUTING LOSS PER SHARE	5,872,137			(1)59,248,521
Basic and diluted

(1)
The weighted average number of ordinary shares is based on Inspire's ordinary shares outstanding during the period multiplied by the exchange ratio established in the transaction, plus weighted average number of ordinary shares that have been issued in the transaction.